UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8–K

CURRENT REPORT

Pursuant to Section 13 or 15 (d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): August 16, 2012

Thor Industries, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	1-9235	93-0768752
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

419 West Pike Street, Jackson Center, Ohio		45334-0629
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (937) 596-6849

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

5.02(e)

On August 16, 2012, the Compensation and Development Committee (the “Compensation Committee”) of the Board of Directors of Thor Industries, Inc. (the “Company”) approved the following awards and compensation for the following executive officers for the Company’s fiscal year ending July 31, 2013 (the “2013 Fiscal Year”):

Peter B. Orthwein

Mr. Orthwein’s base salary for the Company’s 2013 Fiscal Year was set at $750,000, which does not represent a change from his current base salary. Mr. Orthwein was also granted Performance Compensation Awards under the Thor Industries, Inc. 2010 Equity and Incentive Plan (the “2010 Plan”), payable in cash with respect to each fiscal quarter of the Company’s 2013 Fiscal Year in accordance with the 2010 Plan, equal to 0.5% of the Company’s net income before tax (excluding any impairment charges) for each fiscal quarter during the Company’s 2013 Fiscal Year. The receipt of such awards is contingent on Mr. Orthwein being employed with the Company at the time of payment and certification by the Compensation Committee that the applicable performance goal has been achieved. The amount of such awards is subject to downward adjustment and other limitations in accordance with the terms of the 2010 Plan.

Robert W. Martin

Mr. Martin’s compensation for the 2013 Fiscal Year was disclosed in the Company’s Current Report on Form 8-K filed on July 20, 2012.

Christian G. Farman

Mr. Farman’s base salary for the Company’s 2013 Fiscal Year was set at $800,000, which does not represent a change from his current base salary. Mr. Farman is eligible to receive a discretionary bonus on a quarterly basis with a target amount of $700,000 in the aggregate for the Company’s 2013 Fiscal Year. Mr. Farman was also granted a Performance Compensation Award under the 2010 Plan, payable in restricted stock following the end of the 2013 Fiscal Year, equal to 0.3% of the net income before tax of the Company (excluding any impairment charges) for the 2013 Fiscal Year. The settlement date for this award will be the first trading day following the date the Company opens a trading window under the Company’s trading policy for corporate insiders (the “Company Trading Policy”) following the 2013 Fiscal Year, and the number of shares issued will be based upon the New York Stock Exchange (the “NYSE”) closing price of the Company’s common stock on such date. The shares of restricted stock granted pursuant to such award will vest in equal installments on the first, second and third anniversaries of the settlement date. The receipt of such award is contingent on Mr. Farman being employed with the Company at the time of payment and certification by the Compensation Committee that the applicable performance goal has been achieved. The amount of such award is subject to downward adjustment and other limitations in accordance with the terms of the 2010 Plan.

The Compensation Committee also awarded Mr. Farman a discretionary restricted stock award under the 2010 Plan equal to 0.3% of the net income before tax of the Company (excluding impairment charges) for the Company’s fiscal year ended July 31, 2012 (the “2012 Fiscal Year”). The number of shares awarded will be based upon the NYSE closing price of the Company’s common stock on the first trading day following the date the Company opens a trading window under the Company Trading Policy following the 2012 Fiscal Year. The shares of restricted stock granted pursuant to such award will vest in three equal installments on the first, second and third anniversaries of the date of issuance of such stock.

Andrew Imanse

Mr. Imanse’s base salary for the Company’s 2013 Fiscal Year was set at $225,000, which does not represent a change from his current base salary. Mr. Imanse was also granted Performance Compensation Awards under the 2010 Plan, payable in cash with respect to each fiscal quarter of the Company’s 2013 Fiscal Year in accordance with the 2010 Plan, equal to 4.0% of the net income before tax from operations of the Company’s bus segment (excluding any impairment charges or LIFO reserve adjustments) for each fiscal quarter during the Company’s 2013 Fiscal Year. Mr. Imanse was also granted a Performance Compensation Award under the 2010 Plan, payable in restricted stock following the end of the 2013 Fiscal Year, equal to 1.0% of the net income before tax from operations of the Company’s bus segment (excluding any impairment charges or LIFO reserve adjustments) for the 2013 Fiscal Year. The settlement date for this award will be the first trading day following the date the Company opens a trading window under the Company Trading Policy following the 2013 Fiscal Year, and the number of shares issued will be based upon the NYSE closing price of the Company’s common stock on such date. The shares of restricted stock granted pursuant to such award will vest in equal installments on the first, second and third anniversaries of the settlement date. The receipt of the foregoing Performance Compensation Awards is contingent on Mr. Imanse being employed with the Company at the time of payment and certification by the Compensation Committee that the applicable performance goal has been achieved. The amount of such awards is subject to downward adjustment and other limitations in accordance with the terms of the 2010 Plan.

The Compensation Committee also awarded Mr. Imanse a discretionary restricted stock award under the 2010 Plan equal to 1.0% of the sum of (i) $1,500,000 plus (ii) the net income before taxes from operations of the Company’s bus segment (excluding any impairment charges or LIFO reserve adjustments) for the 2012 Fiscal Year. The number of shares awarded will be based upon the NYSE closing price of the Company’s common stock on the first trading day following the date the Company opens a trading window under the Company Trading Policy following the 2012 Fiscal Year. The shares of restricted stock granted pursuant to such award will vest in three equal installments on the first, second and third anniversaries of the date of issuance of such stock.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Thor Industries, Inc.

Date: August 21, 2012	By:	/s/ W. Todd Woelfer
	Name:	W. Todd Woelfer
	Title:	Senior Vice President, General Counsel and Secretary